UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

ACCESS TO MONEY, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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April 20, 2011

Dear Stockholder:

You are cordially invited to attend the 2011 Annual Meeting of Stockholders of Access to Money, Inc., on Wednesday, June 8, 2011, at 9:00 a.m., local time, at Crowne Plaza Cherry Hill, 2349 West Marlton Pike, Cherry Hill, New Jersey 08002.

The Notice of Annual Meeting and Proxy Statement on the following pages describe the matters to be presented at the meeting.

It is important that your shares be represented at this meeting. Whether or not you plan to attend the meeting, we hope that you will have your stock represented by signing, dating and returning your proxy in the enclosed envelope as soon as possible. Your stock will be voted in accordance with the instructions you have given in your proxy.

Our Board of Directors and management look forward to seeing you at the meeting. Thank you for your continued support.

Sincerely yours,
Richard B. Stern President and Chief Executive Officer

Notice of Annual Meeting of Stockholders
Wednesday, June 8, 2011

To Our Stockholders:

The annual meeting of the stockholders of Access to Money, Inc., a Delaware corporation (the “Company”), will be held on Wednesday, June 8, 2011, at 9:00 a.m., local time, at Crowne Plaza Cherry Hill, 2349 West Marlton Pike, Cherry Hill, New Jersey 08002, for the following purposes:

1.  To elect two members of the Board of Directors to serve until the 2014 annual meeting of stockholders and until their successors have been duly elected and qualified;

2.  To ratify the selection of Friedman LLP as the Company’s independent auditor for the 2011 fiscal year; and

3.  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

All stockholders are invited to attend the meeting. Holders of record of the Company’s common stock at the close of business on April 15, 2011, are entitled to notice of and to vote at the meeting. A list of stockholders entitled to vote at the meeting will be available for inspection at the meeting and at the offices of the Company at 1101 Kings Highway N, Suite G100, Cherry Hill, New Jersey 08034.

By Order of the Board of Directors
Michael J. Dolan Secretary

Cherry Hill, New Jersey
April 20, 2011

    YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, WE URGE YOU TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. THE PROMPT RETURN OF PROXIES WILL ENSURE A QUORUM AND SAVE US THE EXPENSE OF FURTHER SOLICITATION. EACH PROXY GRANTED MAY BE REVOKED BY THE STOCKHOLDER APPOINTING SUCH PROXY AT ANY TIME BEFORE IT IS VOTED. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH SUCH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ASSURE THAT ALL OF YOUR SHARES ARE VOTED.

i

ACCESS TO MONEY, INC.
1101 Kings Highway N
Suite G100
Cherry Hill, New Jersey 08034

PROXY STATEMENT

The enclosed proxy is solicited by the Board of Directors of Access to Money, Inc., (the “Company,” “we” or “us”) for use at the 2011 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, June 8, 2011, at 9:00 a.m., local time, at Crowne Plaza Cherry Hill, 2349 West Marlton Pike, Cherry Hill, New Jersey 08002, and at any adjournments thereof.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 8, 2011. THIS PROXY STATEMENT, THE ACCOMPANYING FORM OF PROXY CARD, AND OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2010, INCLUDING FINANCIAL STATEMENTS, ARE AVAILABLE AT HTTP://WWW.CFPPROXY.COM/4301. In accordance with rules issued by the Securities and Exchange Commission, we are providing access to our proxy materials both by sending you this full set of proxy materials and by notifying you of the availability of our proxy materials on the Internet.

VOTING AT THE ANNUAL MEETING

Who Can Vote

Only stockholders of record at the close of business on April 15, 2011, the record date, are entitled to notice of and to vote at the meeting, and at any postponement(s) or adjournment(s) thereof. As of the record date, 33,153,811 shares of our common stock, $0.001 par value per share, were issued and outstanding. Holders of our common stock are entitled to one vote per share for each proposal presented at the Annual Meeting.

How to Vote; How Proxies Work

Our Board of Directors is asking for your proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy. Please complete, date and sign the enclosed proxy card and return it at your earliest convenience. The cost of soliciting proxies will be borne by the Company, including expenses in connection with the preparation and mailing of the proxy statement, form of proxy and any other material furnished to the stockholders by the Company in connection with the Annual Meeting. In addition to the solicitation of proxies by mail, employees of the Company may also solicit proxies by telephone or personal contact. These employees will not receive any special compensation in connection therewith. We have retained our transfer agent, Registrar and Transfer Company, to assist in the mailing of the proxy statement and collection of proxies by mail from brokers and other nominees at an estimated cost of $4,500. Our Annual Report on Form 10-K for the year ended December 31, 2010, which includes our consolidated financial statements, is being mailed to stockholders together with these proxy materials on or about April 25, 2011.

Any proxy not specifying to the contrary, and not designated as broker non-votes as described below, will be voted:

•	FOR the election of the directors; and
•	FOR the ratification of the selection of Friedman LLP as our independent auditor for the 2011 fiscal year.

Should any matters not described above be properly presented at the Annual Meeting, the persons named in the proxy form will vote in accordance with their judgment. The proxy form authorizes these persons, in their discretion, to vote upon such matters as may properly be brought before the Annual Meeting or any adjournment(s), postponement(s), or continuation(s) thereof.

What Constitutes a Quorum

The presence at the Annual Meeting in person or by proxy of holders of outstanding common stock entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting will constitute a quorum.

What Vote is Required

Directors are elected by a plurality of the votes cast with a quorum present. The two persons who receive the greatest number of votes of the holders of common stock represented in person or by proxy at the Annual Meeting will be elected directors of the Company. The affirmative vote of a majority of the outstanding common stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required to approve the ratification of the selection of Friedman LLP as the Company’s independent auditor for the 2011 fiscal year.

How Abstentions and Broker Non-Votes Are Treated

Abstentions will be counted as shares that are present for purposes of determining a quorum. For the election of directors, abstentions are excluded entirely from the vote and do not have any effect on the outcome. For the proposal to ratify the selection of Friedman LLP as our independent auditor, abstentions will be treated as being present and entitled to vote at the Annual Meeting and, therefore, will have the effect of votes against such proposal.

Broker non-votes occur when a broker or other nominee holding shares for a beneficial owner does not have discretionary voting power on a matter and has not received instructions from the beneficial owner. Broker non-votes are included in the determination of the number of shares represented at the Annual Meeting for purposes of determining whether a quorum is present. If you do not provide your broker or other nominee with instructions on how to vote your “street name” shares, your broker or nominee will not be permitted to vote them on non-routine matters such as Item 1. Shares subject to a broker non-vote will not be considered entitled to vote with respect to Item 1 and will not affect the outcome of Item 1. Please note that recently the rules regarding how brokers may vote your shares have changed. Brokers may no longer vote your shares on the election of directors in the absence of your specific instructions as to how to vote. We encourage you to provide instructions to your broker regarding the voting of your shares.

For the selection of the auditor, broker non-votes will have no effect on the outcome.

How to Revoke

Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. The proxy may be revoked by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date, or by electing to vote in person at the Annual Meeting. A stockholder who attends the Annual Meeting need not revoke the proxy and vote in person unless he or she wishes to do so. The mere presence at the Annual Meeting of the person appointing a proxy does not, however, revoke the appointment. If you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your record holder to vote personally at the Annual Meeting.

VOTING SECURITIES

The Company’s outstanding voting securities consist of common stock. The record date for determining holders of common stock entitled to vote at the Annual Meeting is April 15, 2011. On that date, there were 33,153,811 shares of common stock outstanding, each entitled to one vote per share. The common stock does not have cumulative voting rights.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts included or incorporated by reference in this proxy statement, including, without limitation, statements regarding our future financial position, business strategy, budgets, projected revenues, projected costs and plans and objective of management for future operations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” or “believes” or the negative thereof or any variation there on or similar terminology or expressions.

These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from results proposed in such statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to: a decline in ATM transaction volume or fees, changes in technology standards, a failure by third parties to service our ATMs, regulatory changes, changes to interchange fees charged by electronic funds transfer networks, intense competition which could reduce net revenue per ATM or result in us deploying fewer ATMs, increases in interest rates, the inability to obtain cash for our ATMs, disruption of cash replenishment by armored car carriers to our ATMs, and statements of assumption underlying any of the foregoing, as well as other factors set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2010 filed with the Securities and Exchange Commission.

All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the foregoing. Except as required by law, we assume no duty to update or revise our forward-looking statements based on changes in internal estimates, expectations, or otherwise.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of April 15, 2011, information with respect to the securities holdings of all persons that we, pursuant to filings with the SEC and our stock transfer records, have reason to believe may be deemed the beneficial owner of more than 5% of our common stock. The following table also sets forth, as of such date, the beneficial ownership of our common stock by all of our current officers and directors, both individually and as a group.

The beneficial owners and amount of securities beneficially owned have been determined in accordance with Rule 13d-3 under the Exchange Act, and, in accordance therewith, includes all shares of our common stock that may be acquired by such beneficial owners within 60 days of April 15, 2011 upon the exercise or conversion of any options, warrants or other convertible securities. This table has been prepared based on 33,153,811 shares of common stock outstanding on April 15, 2011. Unless otherwise indicated, each person or entity named below has sole voting and investment power with respect to all shares beneficially owned by that person or entity, subject to the matters set forth in the footnotes to the table below.

Beneficial Owner	Number	Percent of Class
Lampe, Conway & Co., LLC(1) 680 Fifth Avenue, 12th Floor New York, NY 10019	11,124,903	33.6%
Douglas B. Falcone 1101 Kings Highway N, Suite G100 Cherry Hill, NJ 08034	3,102,250	9.4%
GSO Funds(2) 280 Park Avenue New York, NY 10017	3,072,074	8.5%

Beneficial Owner	Number	Percent of Class
638 Capital Management LLC(3) 595 Madison Avenue, 17th Floor New York, NY 10022	2,180,541	6.6%
Cadence Special Holdings II, LLC 800 Third Avenue, 10th Floor New York, NY 10022	1,700,902	5.1%
Richard B. Stern(4) 1101 Kings Highway N, Suite G100 Cherry Hill, NJ 08034	951,000	2.9%
Kenneth Paull(5) 1101 Kings Highway N, Suite G100 Cherry Hill, NJ 08034	674,422	2.0%
Michael J. Dolan(6) 1101 Kings Highway N, Suite G100 Cherry Hill, NJ 08034	266,347	*
Ethan S. Buyon(7) 16 Vermont Avenue White Plains, NY 10606	171,000	*
Thomas S. McNamara(8) 1101 Kings Highway N, Suite G100 Cherry Hill, NJ 08034	180,000	*
Michael E. Venezia 1101 Kings Highway N, Suite G100 Cherry Hill, NJ 08034	—	—
Directors and executive officers as a group (7 persons)	5,345,019	16.0%

*	Represents less than 1 percent.
(1)	This information is based upon a Schedule 13D/A dated and filed with the SEC on September 3, 2010, reporting that Lampe, Conway & Co., LLC (“LC&C”), the investment manager of LC Capital Master Fund, Ltd. (the “Master Fund”), Steven G. Lampe, a managing member of the Agent, and Richard F. Conway, a managing member of the LC&C, have shared voting dispositive power with respect to 11,124,903 shares of common stock.
(2)	This information is based upon a Schedule 13G/A dated February 14, 2011, and filed with the SEC on February 14, 2011, and the records of the Company. As of the date of this filing, (i) GSO Domestic Capital Funding LLC may be deemed to beneficially own 1,069,082 shares of Common Stock (issuable upon the exercise of the Warrants it holds), (ii) GSO Special Situations Fund LP may be deemed to beneficially own 1,069,082 shares of Common Stock (issuable upon the exercise of the 1,069,082 Warrants held by GSO Domestic Capital Funding LLC), (iii) GSO Special Situations Overseas Master Fund Ltd. may be deemed to beneficially own 1,145,883 shares of Common Stock (issuable upon the exercise of the Warrants it holds), (iv) GSO Special Situations Overseas Fund Ltd. may be deemed to beneficially own 1,145,883 shares of Common Stock (issuable upon the exercise of the Warrants held by GSO Special Situations Overseas Master Fund Ltd.), (v) GSO Targeted Opportunity Master Partners L.P. may be deemed to beneficially own 857,109 shares of Common Stock (issuable upon the exercise of the Warrants it holds), (vi) GSO Special Situations Overseas Benefit Plan Fund Ltd. and GSO Credit Opportunities Fund (Helios), L.P. no longer hold any Warrants or beneficially own any shares of Common Stock and (vii) each of GSO Capital Partners LP, Bennett J. Goodman, J. Albert Smith III, Douglas I. Ostrover, GSO Advisor Holdings L.L.C., Blackstone Holdings I L.P., Blackstone Holdings I/II GP Inc., The Blackstone Group L.P., Blackstone Group Management L.L.C., and Stephen A. Schwarzman may be deemed to beneficially own 3,072,074 shares of Common Stock (issuable upon the exercise of the 857,109 Warrants held by GSO Targeted Opportunity Master Partners L.P., the 1,069,082 Warrants

held by GSO Domestic Capital Funding LLC and the 1,145,883 Warrants held by GSO Special Situations Overseas Master Fund Ltd.) (collectively, the “Reported Shares”). Notwithstanding the foregoing, the terms of the Warrants provide that in no event shall the holder of any Warrant be entitled to exercise such Warrant for any number of shares of Common Stock in excess of that number of shares of Common Stock that, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock owned by such holder to exceed 9.99% of the outstanding shares of Common Stock following such exercise.

GSO Domestic Capital Funding LLC is a wholly owned subsidiary of GSO Special Situations Fund LP. GSO Special Situations Overseas Master Fund Ltd is a wholly owned subsidiary of GSO Special Situations Overseas Fund Ltd. GSO Capital Partners LP serves as the investment manager of GSO Special Situations Fund LP, GSO Special Situations Overseas Master Fund Ltd., GSO Special Situations Overseas Fund Ltd., GSO Targeted Opportunity Master Partners L.P. and GSO Credit Opportunities Fund (Helios), L.P. In addition, each of Bennett J. Goodman, Albert Smith III and Douglas I. Ostrover may have shared voting and dispositive power with respect to the Reported Shares. GSO Advisor Holdings L.L.C. serves as the general partner of GSO Capital Partners LP. Blackstone Holdings I L.P. serves as the sole member of GSO Advisor Holdings L.L.C. Blackstone Holdings I/II GP Inc. serves as the general partner of Blackstone Holdings I L.P. The Blackstone Group L.P. is the controlling shareholder of Blackstone Holdings I/II GP Inc. Blackstone Group Management L.L.C. serves as the general partner of The Blackstone Group L.P. Stephen A. Schwarzman is a founding member of admission by any Reporting Person as to beneficial ownership of shares of Common Stock owned by another Reporting Person. In addition, each of GSO Capital Partners LP, Bennett J. Goodman, J. Albert Smith III, Douglas I. Ostrover, GSO Advisor Holdings L.L.C., Blackstone Holdings I L.P., Blackstone Holdings I/II GP Inc., The Blackstone Group L.P., Blackstone Group Management L.L.C., and Stephen A. Schwarzman disclaims beneficial ownership of shares of Common Stock issuable upon the exercise of the Warrants held by GSO Domestic Capital Funding LLC, GSO Special Situations Overseas Master Fund Ltd. and GSO Targeted Opportunity Master Partners L.P.

(3)	This information is based upon a Schedule 13G/A dated and filed with the SEC on January 29, 2010 reporting that 683 Capital Management LLC has sole voting and dispositive power with respect to 2,180,541 shares of common stock. Ari Zweiman is identified as the managing partner and controlling person of 683 Capital Management LLC and Capital GP LLC. As such, each of 683 Capital Management LLC, 683 Capital GP, LLC and Ari Zweiman may be deemed the beneficial owner of the shares of common stock owned by 683 Capital Management LLC.
(4)	Includes 300,000 shares of restricted common stock that Mr. Stern received on April 18, 2008, which vest over a three-year period in equal annual installments beginning on April 18, 2009. Also includes 50,000 shares issuable upon exercise of options.
(5)	Includes 75,000 shares issuable upon exercise of outstanding options.
(6)	Includes 150,000 shares of restricted common stock that Mr. Dolan received on April 18, 2008, which vest over a three-year period in equal annual installments beginning on April 18, 2009. Also includes 125,000 shares of restricted common stock that Mr. Dolan received on November 19, 2008, which vest over a three year period beginning on November 19, 2009. Also includes 30,000 shares issuable upon exercise of outstanding options.
(7)	Includes 75,000 shares issuable upon exercise of outstanding options.
(8)	Includes 75,000 shares issuable upon exercise of outstanding options.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes serving staggered three-year terms. The terms of office of Messrs. Falcone and McNamara expire in 2011. The terms of office of Messrs. Stern and Venezia expire in 2012. The terms of office of Messrs. Buyon and Paull expire in 2013.

Messrs. Falcone and McNamara have been nominated for a three-year term to serve until the 2014 annual meeting of stockholders and until their successors are elected and have qualified. Descriptions of the two nominees for election follow. For a description of the background of continuing directors, see “Background Information About Continuing Directors.”

It is the intention of the persons named in the accompanying form of proxy to vote for the two nominees, unless other instructions are given. Proxies cannot be voted for more than two nominees. If any nominee is unable to stand for election for any reason, proxies will be voted for the election of a substitute proposed by the Board of Directors. The Board of Directors knows of no reason why any nominee might be unable or refuse to accept nomination or election.

The Board of Directors recommends a vote FOR Messrs. Falcone and McNamara.

We believe that our Board should be composed of individuals with sophistication and experience in many substantive areas that impact our business. We believe that experience, qualifications, or skills in the following areas are most important: experience in the automated banking and consumer industries; regulatory; accounting and finance; capital markets; design, innovation and engineering; strategic planning; human resources and development practices; and board practices of other corporations. These areas are in addition to the personal qualifications described in this section. We believe that all of our current Board members possess the professional and personal qualifications necessary for board service, and have highlighted particularly noteworthy attributes for each Board member in the individual biographies below. The principal occupation and business experience, for at least the past five years, of each current director is as follows:

Nominees for Election for a Three-Year Term Expiring at the 2014 Annual Meeting

Douglas B. Falcone, 51, was appointed to the Board of Directors in April 2008 and has served as our Chief Operating Officer and Executive Vice President since April 2008. From October 1998 to April 2008, Mr. Falcone served as President, Vice President, Secretary and Treasurer of LJR Consulting Corp. d/b/a Access To Money (“LJR Consulting”), which we acquired in April 2008. As a result of these and other professional experiences, Mr. Falcone possesses particular industry knowledge and experience in management and finance which strengthens the Board’s collective qualifications, skills, and experience.

Thomas S. McNamara, 52, was appointed to the Board of Directors in April 2008. Mr. McNamara is an attorney and has been President of the law firm of Indik & McNamara, P.C., a firm he founded, since March 2000. From October 2007 to present, Mr. McNamara has served as President and Chairman of the Board of Directors of Innovative Clinical Solutions, Ltd., a company engaged in implementing plans of liquidation. Mr. McNamara serves on the Board as a designee of LC Capital. As a result of these and other professional experiences, Mr. McNamara possesses particular knowledge and experience in legal and regulatory matters that strengthen the Board’s collective qualifications, skills, and experience.

Background Information About Continuing Directors

Ethan S. Buyon, 56, was appointed to the Board of Directors in February 2008. Mr. Buyon has been a Managing Director at Peter J. Solomon Company, an investment banking company, since July 2009. From February 2009 to July 2009, he was Managing Director at Claro Group LLC, an economic consulting company. He was the interim Chief Operating Officer for Citi Residential Lending, Inc., a mortgage banking institution, from September 2007 to February 2008, and a Managing Director at Citi Markets and Banking from February 2008 to February 2009. Mr. Buyon served as a Managing Director of CRP Partners (and its predecessor firm, The Recovery Group), a turnaround and restructuring advisory company, from October 2003 to February 2008. From May 2002 to October 2003, Mr. Buyon served as a Managing Director of Crossroads,

LLC, a national restructuring and financial advisory firm. Mr. Buyon serves on the board as a designee of LC Capital. As a result of these and other professional experiences, Mr. Buyon possesses particular knowledge and experience in financial management and capital markets which strengthens the Board’s collective qualifications, skills, and experience.

Kenneth Paull, 51, was appointed to the Board of Directors in April 2008. Mr. Paull has been a Director of Market Platform Dynamics, a management consulting firm with a focus in the electronic payments industry, since February 2011. He was the Chief Executive Officer of Moneta Corporation, an alternative payment brand for e-commerce businesses, from March 2010 to November 2010. From September 2008 to February 2010, he was President of PAX Technology, Inc. a POS payment terminals manufacturing and distribution company. He was the Executive Vice President of Bluewave Computing, an information technology outsourcing business, from February 2007 to June 2008. Before joining Bluewave Computing, Mr. Paull served as Senior Vice President — National Account and ATM Divisions at RBS Lynk (formerly Lynk Systems), an electronic payment processor, from January 2001 to January 2006. As a result of these and other professional experiences, Mr. Paull possesses particular knowledge and experience in the hardware and information processing aspects of the automated banking industry. We believe this experience strengthens the Board’s collective qualifications, skills, and experience.

Richard B. Stern, 50, was appointed to the Board of Directors in May 2007, and has served as Company’s President and Chief Executive Officer since June 15, 2007. Mr. Stern served as the Company’s Chief Operating Officer from November 2006 to June 2007, and as the Company’s Executive Vice President of Corporate Operations from October 2006 to November 2006. From May 2002 to September 2005, Mr. Stern served as Vice President/General Manager of Building Solutions for SpectraSite Communications, a leading owner and operator of communications sites for the wireless and broadcast industries, which was acquired by American Tower Corporation in August 2005. From January 2000 to May 2002, Mr. Stern served as Vice President of Real Estate, Building Division, with SpectraSite Communications. As a result of these and other professional experiences, Mr. Stern possesses particular industry knowledge and management experience which strengthens the Board’s collective qualifications, skills, and experience.

Michael E. Venezia, 35, was appointed to the Board of Directors in September 2008. Since June 2005, Mr. Venezia has been a Credit Analyst for Lampe, Conway & Co., Ltd., an investment management company. From August 2004 to June 2005, Mr. Venezia served as a Vice President in the High Yield Group of Weiss, Peck & Greer, an investment management company. Prior to joining Weiss, Peck & Greer, Mr. Venezia held the position of Vice President at Citigroup. From September 1999 to August 2004, he was an employee of Citigroup. Mr. Venezia serves on the board as a designee of LC Capital. As a result of these and other professional experiences, Mr. Venezia possesses particular knowledge and experience in financial analysis and capital markets that strengthen the Board’s collective qualifications, skills, and experience.

Non-Director Executive Officer

Michael J. Dolan, 47, was appointed as our Chief Financial Officer on August 1, 2007. Mr. Dolan previously served as Senior Vice President and General Manager of Direct Group, a privately held direct mail and fulfillment services company, from September 2005 to October 2006. Prior to that, Mr. Dolan served as Chief Financial Officer of Direct Group from September 1999 to August 2005. He previously served as Finance Leader with Acxiom Corporation, a multinational database, customer relationship and data content management company, from April 1993 to August 1999. From September 1989 to March 1993, Mr. Dolan served as Corporate Accounting Manager of Acxiom Corporation. From August 1988 to August 1989, Mr. Dolan served as Division Controller of Acxiom Corporation.

CORPORATE GOVERNANCE

Information Concerning the Board of Directors and Certain Committees

The Board of Directors currently consists of six directors, four of whom the Board of Directors has determined are independent within the meaning of Rules 5005(a)(19) and 5605(a)(2) of the rules of the Nasdaq Stock Market. The independent directors are Messrs. Buyon, McNamara, Paull and Venezia. The Board of Directors held eleven formal meetings during 2010. Each of the directors attended at least 75% of all meetings of the Board of Directors and committees on which they served during 2010. The Board of Directors does not have a formal policy governing director attendance at its annual meeting of stockholders; nonetheless we believe that all of our directors will attend the Annual Meeting. All of the directors attended the 2010 annual meeting either in person or telephonically.

The standing committees of the Board of Directors are the Audit Committee, Compensation Committee, Executive Committee, Investment Committee, and Mergers and Acquisitions Committee. The Board of Directors as a group fulfills the nominating committee functions.

Audit Committee:  The Audit Committee reviews the scope and effectiveness of audits by the independent accountants, matters relating to the integrity of our finances and financial statements, the adequacy of our internal controls and related party transactions. The committee is also responsible for engaging our independent registered public accounting firm. The Audit Committee held four formal meetings during 2010. The 2010 members of the Audit Committee were Mr. Buyon (Chairman), Mr. McNamara and Mr. Venezia.

The Board of Directors has determined that each member of the Audit Committee meets the independence standards set forth in Rule 10A-3 promulgated under the Exchange Act and the independence standards set forth in the Nasdaq listing standards. The Board of Directors has determined that Mr. Buyon qualifies as an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K, promulgated under the Exchange Act.

The Audit Committee operates under a written charter adopted by the Board, which charter was amended and restated in January 2008 and is reviewed annually. The charter is available on our website at www.accesstomoney.com. Under the charter, the Audit Committee is required to pre-approve the audit and non-audit services to be performed by our independent registered public accounting firm.

Code of Ethics:  Under the auspices of the Audit Committee, the Board of Directors has adopted a Code of Ethics that applies to our officers, directors and employees, including our principal executive officer, principal financial officer and principal accounting officer. The Code of Ethics is available on our website at www.accesstomoney.com. We do not anticipate making amendments to or waivers from the provisions of our Code of Ethics. If we make any amendments to our Code of Ethics, or if our Board of Directors grants any waiver from a provision thereof for our principal executive officer, our principal financial officer, our principal accounting officer, or controller, we will disclose the nature of such amendment or waiver, the name of the person(s) to whom the waiver was granted and the date of the amendment or waiver on our internet website.

Compensation Committee:  The Compensation Committee establishes and monitors executive officer compensation and administers our 2005 Omnibus Stock Incentive Plan. The Compensation Committee held no formal meetings during 2010. The current members of the Compensation Committee are Mr. McNamara (Chairman), Mr. Buyon and Mr. Paull, each of whom meets the independence standards set forth in the Nasdaq listing standards. The Compensation Committee does not have a written charter.

The Compensation Committee also has direct responsibility for approving the compensation of the Chief Executive Officer, other executive officers and the non-management directors of the Company. The term “executive officer” has the same meaning specified for the term “officer” in Rule 16a-1(f) under the Exchange Act.

Our Chief Executive Officer sets the compensation of anyone whose compensation is not set by the Compensation Committee and reports to the Compensation Committee regarding the basis for any such compensation if requested by it.

The Compensation Committee may retain compensation consultants, outside counsel and other advisors as the Compensation Committee deems appropriate to assist it in discharging its duties. The Compensation Committee has not currently retained any outside advisor.

Investment Committee:  The Investment Committee evaluates and makes recommendations to the Board of Directors concerning significant capital investments and financial structuring. The committee held no formal meetings during 2010. The current members are Mr. Stern (Chairman), Mr. Buyon and Mr. Falcone.

Executive Committee:  The Executive Committee exercises all authority of the Board of Directors between meetings of the Board of Directors. The committee held no formal meetings during 2010. The members of the committee are Messrs. Stern and Falcone.

Mergers and Acquisitions Committee:  The Mergers and Acquisitions Committee has the full power and authority of the Board with respect to (i) identifying suitable businesses or assets to acquire, (ii) conducting an initial evaluation of any such businesses or assets, and (iii) making recommendations to the full Board regarding the merits of commencing further discussions regarding the acquisition of any such businesses or assets. The committee held no formal meetings during 2010. The members of the committee are Mr. Venezia (Chairman) and Mr. Paull.

Nominating Committee:  As of January 1, 2004, the full Board of Directors assumed the functions of a nominating committee. The Board of Directors believes that such action was appropriate because it believes that, in doing so, it gains access to the expertise and insight of its management and non-independent directors on the operations of the Company as they relate to an evaluation of a director candidate. The final determination to nominate a candidate is made by our independent directors, acting separately, subject, however, to the rights of Lampe Conway to nominate three directors. The Board has not adopted a formal charter regarding the nominations process; but has adopted resolutions formalizing the nominations process.

In addition to stockholders’ general nominating rights provided in our Bylaws, stockholders may recommend director candidates for consideration by the Board. The Board will consider director candidates recommended by stockholders if the recommendations are sent to the Board in accordance with the procedures for other stockholder proposals described below in this proxy statement under the heading “Stockholder Proposals.” All director nominations submitted by stockholders to the Board for its consideration must include all of the required information set forth in our Bylaws, as summarized under the heading “Stockholder Proposals,” and the following additional information:

•	any information relevant to a determination of whether the nominee meets the criteria described below under the subheading “Director Qualifications”;
•	any information regarding the nominee relevant to a determination of whether the nominee would be considered independent under SEC rules or, alternatively, a statement that the nominee would not be considered independent;
•	a statement, signed by the nominee, verifying the accuracy of the biographical and other information about the nominee that is submitted with the recommendation and consenting to serve as a director if so elected; and
•	if the recommending stockholder, or group of stockholders, has beneficially owned more than 5% of the Company’s voting stock for at least one year as of the date the recommendation is made, evidence of such beneficial ownership.

Director Qualifications.  In selecting nominees for director, without regard to the source of the recommendation, the Board believes that each director nominee should be evaluated based on his or her individual merits, taking into account the needs of the Company and the composition of the Board. Members of the Board should have the highest professional and personal ethics, consistent with our values and standards. At a minimum, a nominee must possess integrity, skill, leadership ability, financial sophistication, and capacity to help guide us. Nominees should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on their experiences. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to responsibly perform all director duties. In addition, the Board considers all applicable statutory and regulatory requirements and the requirements of any exchange upon which our common stock is listed or to which it may apply in the foreseeable future. Although Messrs. Buyon, McNamara and Venezia, the directors nominated by Lampe Conway, are not subject to Board evaluation, the Board nevertheless believes that they each possess the qualities referred to in this paragraph.

Evaluation of Director Nominees.  The Board will typically employ a variety of methods for identifying and evaluating nominees for director, apart from persons nominated by Lampe Conway under its nomination right. The Board regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Board will consider various potential candidates for director. Candidates may come to the attention of the Board through current directors, stockholders, or other companies or persons. The Board does not evaluate director candidates recommended by stockholders differently than director candidates recommended from other sources. Director candidates may be evaluated at regular or special meetings of the Board, and may be considered at any point during the year.

We do not have a formal policy with regard to the consideration of diversity in identifying director nominees, but the Board strives to nominate directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills, and expertise to oversee our businesses. In evaluating director nominations, the Board seeks to achieve a balance of knowledge, experience, and capability on the Board. In connection with this evaluation, the Board will make a determination whether to interview a prospective nominee based upon the Board’s level of interest. If warranted, one or more members of the Board, and others as appropriate, will interview prospective nominees in person or by telephone. After completing this evaluation and any appropriate interviews, the Board will recommend the director nominees after consideration of all its directors’ input. The director nominees are then selected by a majority of the independent directors on the Board, meeting in executive session and considering the Board’s recommendations.

LC Capital, a principal stockholder of the Company, currently has the right to nominate three (3) persons to serve on our Board of Directors. The appointment of Ethan S. Buyon as director on February 22, 2008 was pursuant to a covenant in the Original Securities Purchase Agreement requiring us to appoint a director selected by LC Capital. The appointment of Thomas S. McNamara as a director on April 23, 2008 was in connection with the financing under the Securities Purchase Agreement with LC Capital. The appointment of Mr. Falcone on April 18, 2008 and Mr. Paull as directors on April 23, 2008 was in connection with the acquisition of LJR Consulting. The appointment of Michael E. Venezia on September 12, 2008 was in connection with the financing under the Securities Purchase Agreement with LC Capital.

Board of Directors Leadership Structure

The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board. The Board has determined that having our Chief Executive Officer serve as Chairman is in the best interest of our stockholders at this time. This structure makes the best use of the Chief Executive Officer’s extensive knowledge of the Company and its industry, as well as fostering greater communication between our management and the Board.

Risk Management

Companies face a variety of risks, including credit risk, liquidity risk, and operational risk. The Board believes an effective risk management system will (i) timely identify the material risks that we face, (ii) communicate necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant Board Committee, (iii) implement appropriate and responsive risk management strategies consistent with our risk profile, and (iv) integrate risk management into our decision making.

The Board has designated the Audit Committee to take the lead in overseeing risk management and the Audit Committee makes periodic reports to the Board regarding briefings provided by management and advisors as well as the Committee’s own analysis and conclusions regarding the adequacy of our risk management processes.

In addition to the formal compliance program, the Board encourages management to promote a corporate culture that incorporates risk management into our corporate strategy and day-to-day business operations. The Board also continually works, with the input of our executive officers, to assess and analyze the most likely areas of future risk for us.

Certain Relationships and Transactions with Related Persons

On February 8, 2008, we borrowed $1.0 million pursuant to the Original Securities Purchase Agreement with LC Capital and Lampe Conway. In connection with the Original Securities Purchase Agreement, we issued to LC Capital a warrant (the “February Warrant”) to purchase 2,500,000 shares of our common stock at an exercise price initially equal to $0.40 per share, subject to adjustment. The outstanding balance due under the February Note was repaid in 2008.

On April 18, 2008, we borrowed $11.0 million pursuant to a Securities Purchase Agreement with LC Capital and Lampe Conway. In connection with the Securities Purchase Agreement, we issued to LC Capital a warrant (the “April Warrant”) to purchase in the aggregate 12,500,000 shares of our common stock at an exercise price equal to $0.28 per share, subject to adjustment. On May 30, 2008, LC Capital assigned 10.0% of the promissory note and warrant to Cadence Special Holdings II, LLC (“Cadence”). The promissory notes issued in connection with the $11.0 million loan (the “April Notes”) accrue interest at an annual rate equal to 13.0% per annum and matured on April 18, 2011. During the year ended December 31, 2008, we paid to LC Capital and Cadence interest in the amounts of $661,375 and $73,486, respectively. During the year ended December 31, 2009, we paid to LC Capital and Cadence interest in the amounts of $1,301,300 and $144,589, respectively. On September 3, 2010 the April notes were restructured, and we obtained $5.5 million via a senior secured loan, (the “Senior Loan”), pursuant to a Loan and Security Agreement, by and among us, our subsidiaries, and Sovereign Bank.

LC Capital entered into an Exchange Agreement on September 3, 2010 (the “Exchange Agreement”) pursuant to which it received 9,750,000 shares of our common stock in exchange for (i) promissory notes dated as of April 18, 2008 in the aggregate principal amount of $9,900,000, (ii) a common stock purchase warrant, dated as of February 8, 2008, pursuant to which the holder of such warrant is entitled to purchase 2,500,000 shares of our common stock, and (iii) a common stock purchase warrant, dated as of April 18, 2008, pursuant to which the holder of such warrant is entitled to purchase 11,250,000 shares of our common stock. Further, in connection with the Exchange Agreement, LC Capital provided us with $3,150,000 in second lien financing. The notes in connection with this financing (the “2010 Secured Notes”) are due October 3, 2015, are subordinated to the Senior Loan, accrue interest at the rate of 7.0% per annum if paid currently, or 10.0% if accrued, payable on March 3 and September 3 of each year, with each interest rate increasing .25% on the first anniversary of the closing, 1.0% on the second anniversary of the closing, 2.5% on the third anniversary of the closing, and 5.0% on the fourth anniversary of the closing, may be prepaid in whole or in part at anytime at our option, and are secured by substantially all of our assets, subject to the lien in favor of Sovereign Bank.

On April 18, 2008, as part of the purchase price for the capital stock of LJR Consulting, we issued to Douglas Falcone, the former owner of LJR Consulting and our current Chief Operating Officer, a note payable in the amount of $9.8 million. The existing note payable to Mr. Falcone was restructured in September 2010. The initial note accrued interest at the rate of 13.0% per annum payable quarterly with the principal balance due April 18, 2015, was unsecured, and subordinated to the payment in full of the April Notes. In connection with the foregoing transactions, we issued an Amended and Restated Subordinated Promissory Note to Mr. Falcone (the “Subordinated Note”). The Subordinated Note is due and payable in full October 3, 2015, is unsecured, and is subordinated in all respects to the Senior Loan. The Subordinated Note accrues interest and contains payment terms substantially similar to the Senior Loan. On October 21, 2010, we executed a First Allonge to the Subordinated Note (the “Allonge”). The Allonge amends the dates in which interest shall be paid from April 18 and October 18 of each year to March 3 and September 3 of each year.

At the time of both the Original Securities Purchase Agreement and the Securities Purchase Agreement, Lampe Conway, LC Capital and Richard F. Conway, a managing member of Lampe Conway, were deemed to be beneficial owners of at least five percent of our outstanding common stock.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation earned by our principal executive officer, and each of our two most highly compensated executive officers other than the principal executive officer whose compensation exceeded $100,000 (collectively, the “Named Executive Officers”), during the years ended December 31, 2010 and 2009.

Name and Principal Position	Year	Salary ($)	Bonus ($)	All Other Compensation ($)(1)		Total ($)
Richard B. Stern President and Chief Executive Officer	2010	364,583	—	8,455	(2)	373,038
	2009	375,000	—	8,851		395,851
Douglas F. Falcone Chief Operating Officer	2010	295,000	—	7,151	(3)	302,151
	2009	300,000	—	1,101		301,101
Michael J. Dolan Chief Financial Officer	2010	196,669	20,000	6,656	(4)	223,325
	2009	200,000	—	6,601		212,601

(1)	Unless otherwise indicated, consists of 401(k) contribution match by the Company, life insurance premiums, and COBRA health insurance premiums paid by or on behalf of the Named Executive Officer.
(2)	Consists of (i) $1,101 life insurance premiums paid on behalf of Mr. Stern, and (ii) $7,354 401(k) contribution match by the Company.
(3)	Consists of (i) $1,101 life insurance premiums paid by or on behalf of Mr. Falcone, and (ii) $6,050 401(k) contribution match by the Company.
(4)	Consists of (i) $1,101 life insurance premiums paid by or on behalf of Mr. Dolan, and (ii) $5,555 401(k) contribution match by the Company.

Narrative Disclosure to Summary Compensation Table

Below is a description of the employment agreements with, and the restricted stock awards issued to, the Named Executive Officers.

Employment Contracts of Named Executive Officers

On May 21, 2007, Mr. Stern entered into an employment agreement to serve as President and Chief Executive Officer that replaced his previous agreement entered into in October 2006 to serve as Executive Vice President of Corporate Operations. Mr. Stern’s agreement was amended effective December 1, 2008, to comply with Section 409A of the Internal Revenue Code. The agreement provides for an annual base salary of $375,000, subject to annual adjustment by the Compensation Committee. Mr. Stern is also eligible to receive an annual bonus based upon reasonably specific criteria to be developed by the Compensation Committee. The target annual bonus amount is 50% of Mr. Stern’s base salary, although on the first two anniversaries of the date Mr. Stern initially commenced his employment with the Company, he is entitled to an annual bonus of not less than $100,000. Under the terms of the employment agreement, Mr. Stern was granted 500,000 shares of restricted stock effective June 15, 2007. The award was originally scheduled to vest 25% on each anniversary date of the stock award. The restricted stock and stock options awarded under his previous agreement were scheduled to vest on the schedule provided under his previous agreement which allowed for vesting over three years. Pursuant to a “change of control” provision set forth in the 2005 Omnibus Stock Incentive Plan (the “Omnibus Plan”), upon completion of the $11.0 million financing with LC Capital, all of Mr. Stern’s unvested restricted stock and options became vested on April 18, 2008. Mr. Stern is also entitled to termination payments under specified circumstances. Mr. Stern’s employment term ends upon termination of his employment agreement due to his death, disability, termination for cause, or termination without cause. For a discussion of the termination provisions of Mr. Stern’s agreement, see “Executive Compensation —  Post-Employment Compensation and Change in Control Payments.”

On August 1, 2007, Mr. Dolan entered into an employment agreement to serve as our Chief Financial Officer for a term of one year with automatic one year renewal periods unless either party gives notice of non-renewal. Mr. Dolan’s agreement was amended effective December 1, 2008 to comply with Section 409A of the Internal Revenue Code. The agreement provides for an annual base salary of $200,000, subject to annual adjustment by the Compensation Committee. Mr. Dolan is also eligible to receive an annual bonus, targeted at 35% of his base salary, although upon completion of his first year of employment, he was entitled to a guaranteed bonus of $70,000 so long as he was actively employed by us at that time. Under the terms of the employment agreement, Mr. Dolan was granted options to purchase 30,000 shares of our common stock, which originally were to vest 25% per year over a four year period. Pursuant to a “change of control” provision set forth in the Omnibus Plan, upon completion of the $11.0 million financing with LC Capital, all of Mr. Dolan’s options became fully vested on April 18, 2008. For a discussion of the termination provisions of Mr. Dolan’s agreement, see “Executive Compensation — Post-Employment Compensation and Change in Control Payments.”

On April 18, 2008, Mr. Falcone entered into an employment agreement to serve as our Executive Vice President and Chief Operating Officer for a term of two years from the effective date, with automatic one year renewal periods unless either party gives notice of termination at least thirty (30) days prior to the end of any term. Mr. Falcone’s agreement was amended effective December 1, 2008, to comply with Section 409A of the Internal Revenue Code. The agreement provides for an annual base salary of $300,000, subject to annual adjustment by the Compensation Committee. Mr. Falcone is also eligible to receive a bonus of $150,000 on the first two anniversaries of the date he initially commenced his employment with the Company, and for each year thereafter the bonus shall be awarded in the discretion of the Compensation Committee based upon such reasonably specific criteria, including performance criteria, as are determined by the Board of Directors and the Chief Executive Officer of the Company. Mr. Falcone is also entitled to termination payments under specified circumstances. Mr. Falcone’s employment term ends upon termination of his employment agreement due to his death, disability, termination for cause or termination without cause. For a discussion of the termination provisions of Mr. Falcone’s agreement, see “Executive Compensation — Post-Employment Compensation and Change in Control Payments.”

Options and Restricted Stock Awards

Mr. Stern was appointed President and Chief Executive Officer effective June 15, 2007. On June 15, 2007, we granted to Mr. Stern a restricted stock award consisting of 500,000 shares of common stock. The award originally was scheduled to vest in four equal annual installments beginning June 15, 2008, so that the award would have become fully vested on June 15, 2011. On April 18, 2008, we completed an $11.0 million financing through Lampe Conway and, in connection therewith, issued a warrant to LC Capital. Because the warrant was immediately exercisable, the issuance constituted a “change of control” within the meaning of the Omnibus Plan and all of Mr. Stern’s unvested restricted stock became fully vested. On April 18, 2008, we granted to Mr. Stern a restricted stock award consisting of 300,000 shares of common stock. The award vests in three equal annual installments beginning on April 18, 2009 and will be fully vested on April 18, 2011.

Mr. Dolan was appointed Chief Financial Officer on August 1, 2007. On August 1, 2007, we granted to Mr. Dolan an option to purchase 30,000 shares of our common stock. The award originally was scheduled to vest in four equal annual installments beginning August 1, 2008, so that the award would be fully vested on August 1, 2011. On April 18, 2008, we completed an $11.0 million financing through Lampe Conway and, in connection therewith, issued a warrant to LC Capital. Because the warrant was immediately exercisable, the issuance constituted a “change of control” within the meaning of the Omnibus Plan, and all of Mr. Dolan’s unvested stock options became fully vested. On April 18, 2008, we granted to Mr. Dolan a restricted stock award consisting of 150,000 shares of our common stock. The award vests in three equal annual installments beginning on April 18, 2009 and will be fully vested on April 18, 2011. On November 19, 2008, we granted to Mr. Dolan a restricted stock award consisting of 125,000 shares of common stock. The award vests in three equal annual installments beginning on November 19, 2009 and will be fully vested on November 19, 2011.

Other Post-Employment Compensation and Change in Control Payments

Our Named Executive Officers have provisions in their employment contracts that provide for payments in connection with termination and adjustments upon changes in capitalization. In addition, our Omnibus Plan provides for certain benefits upon a change in control of the Company. In the case of outstanding restricted stock or restricted unit awards, the Omnibus Plan provides that upon a change in control, all restrictions applicable to such awards are automatically deemed terminated or satisfied. In the case of outstanding option awards, all awards granted and outstanding under the Omnibus Plan become immediately exercisable in full upon a change in control.

Mr. Stern’s employment agreement provides that if the Company terminates him without cause, or at any time within three months before or 12 months after the occurrence of a change of control, except for cause, (i) all of his stock options and restricted stock will vest upon the date of his termination, (ii) we will pay him all amounts of accrued but unpaid base salary to the date of termination and a pro-rata amount of the targeted annual bonus for that year, (iii) we will pay him an amount equal to two years of base salary plus two years targeted annual bonus and (iv) we will provide health and dental insurance to him until the earlier of (a) two years from the date of his termination or (b) the commencement of his employment with another employer. If Mr. Stern terminates his employment other than by reason of a constructive dismissal, we must pay Mr. Stern all accrued but unpaid base salary to the date of termination and provide certain fringe benefits as well as any annual bonus that has been awarded but not yet paid. Additionally, Mr. Stern may terminate his employment if there is a constructive dismissal, and receive the same termination benefits as for a termination without cause. The Company may terminate Mr. Stern for cause with not less than ten days written notice. The Company will have no other compensation obligations other than (i) amounts of base compensation accrued through the date of termination and (ii) reimbursement of appropriately documented expenses incurred before the termination. In such event, Mr. Stern would be entitled to elect to continue participation in any health, dental, life, accident and disability insurance plans at Mr. Stern’s expense if the plans allow for continuation at no cost to us.

“Cause” is defined in the employment agreement as (i) a breach or neglect of the material duties that he is required to perform or acting in a manner that is materially contrary to our best interests and such breach, neglect or actions are not cured within 30 days after receipt of notice, (ii) the reasonable belief of a majority of the Board of Directors that he has committed a crime of moral turpitude, (iii) use of alcohol in an inappropriate manner or any unlawful controlled substance while performing duties and such use materially interferes with the performance of his duties, (iv) commission of any act of criminal fraud, material dishonesty or misappropriation relating to or involving the Company, (v) material violation of a rule, regulation, policy, plan or express direction of the Board of Directors, or (vi) unauthorized disclosure of confidential information. “Change of Control” is defined in the employment agreement to have occurred upon the earliest to occur of the following events: (i) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our properties or assets and those of our subsidiaries taken as a whole, to any person or entity, (ii) the adoption of a plan relating to our liquidation or dissolution, (iii) the consummation of any transaction in which a person or entity becomes the beneficial owner of more than 35% of our voting stock, or (iv) we consolidate or merge with or into another entity or vice versa after which beneficial owners of voting stock representing in the aggregate a majority of the total voting power of our voting stock immediately prior to the transaction are not beneficial owners of voting stock representing a majority of the total voting power of the Company or surviving entity immediately following the transaction. “Constructive Dismissal” is defined in the employment agreement as (i) any requirement that Mr. Stern’s principal office be relocated to a location that is in excess of 50 miles from Philadelphia, Pennsylvania, without his prior written consent, (ii) any material reduction in his title or reporting relationship, responsibilities or authority, (iii) any material reduction in his base compensation, unless any such reduction is applied in connection with, and matches in duration and percentage, a reduction in total cash compensation of all of the executive officers, provided that in such event such reduction does not exceed 10% of his base compensation and target annual bonus for the immediately preceding year, (iv) following a change of control, any reduction in base compensation, without his prior written consent; or (v) any breach by the Company of its material obligations to Mr. Stern that are not cured within 30 days after written notice.

Mr. Dolan’s employment agreement provides that if we terminate Mr. Dolan any time within three months before or 12 months after the occurrence of a change of control, except for cause, (i) all of his stock options will vest upon the date of his termination, (ii) if his employment is terminated within the first year of employment, we must pay him an amount equal to one year of base salary plus the guaranteed bonus, and (iii) if his employment is terminated after the first year of employment, we must pay him an amount equal to two years of base salary, provided that in each case, Mr. Dolan executes and does not revoke a separation agreement and general release. If we terminate Mr. Dolan without cause or if his employment is terminated within the first year of employment, we must pay him an amount equal to one year of base salary, and, if he is terminated thereafter, we must pay him an amount equal to two years of base salary and his stock options will vest upon such termination, provided that Mr. Dolan executes and does not revoke a separation agreement and general release. If Mr. Dolan terminates his employment under the employment agreement, we will pay Mr. Dolan all accrued but unpaid base salary, vested stock options, and reimbursement of appropriately documented expenses incurred before the termination of his employment.

A “change of control” is defined in the employment agreement as (i) the direct or indirect sale, lease, transfer, conveyance or other disposition of all or substantially all of the properties or assets of the Company and its subsidiaries taken as a whole, (ii) the adoption of a plan relating to our liquidation or dissolution, (iii) the consummation of any transactions in which a person or entity becomes the beneficial owner of more than 35% of our voting stock, (iv) the Company consolidates or merges with or into another entity or vice versa after which beneficial owners of voting stock representing in the aggregate a majority of the total voting power of the Company’s voting stock immediately prior to the transaction are not beneficial owners of voting stock representing a majority of the total voting power of the voting stock of the Company or surviving entity immediately following the transaction, or (v) the first day on which a majority of the members of our Board of Directors are not continuing directors. “Cause” is defined in the employment agreement the same way as it is defined in Mr. Stern’s employment agreement.

Mr. Falcone’s employment agreement, as amended, may be terminated (i) by Mr. Falcone for any reason upon 30 days’ written notice to us, including notice of his intent not to renew the Agreement, (ii) by Mr. Falcone for “good reason,” (iii) by us for any reason at any time with 30 days’ written notice to Mr. Falcone, including notice of its intent not to renew the employment agreement, or (iv) upon Mr. Falcone’s death or disability. If Mr. Falcone is terminated without cause or for good reason, we must pay Mr. Falcone an amount equal to two years base salary plus a bonus and health insurance for twelve months after the termination date at the same coverage level as in effect immediately prior to the termination date, provided that in each case, Mr. Falcone executes and does not revoke a separation agreement and general release.

Estimated Termination Benefits

Name	Reason for Termination	Lump Sum Severance Payment ($)	Benefits ($)(1)	Accelerated Vesting of Stock Awards ($)(2)	Accelerated Vesting of Option Awards ($)
Richard B. Stern	Termination by Company without cause or other than upon change of control	1,125,000	39,968	22,000	—
	Termination by Company within three months before or twelve months after change of control (except for cause)	1,125,000	39,968	22,000	—
	Constructive dismissal	1,125,000	39,968	22,000	—
	Termination by Mr. Stern other than due to a constructive dismissal	—	—	—	—
	Termination by Company for cause	—	—	—	—
Douglas B. Falcone	Termination by Mr. Falcone for Good Reason	750,000	3,727	—	—
	Termination by Company (except for cause)	750,000	3,727	—	—
Michael J. Dolan	Termination by Company without cause after one year of employment	400,000	39,968	20,167	—
	Termination by Company within three months before or twelve months after change of control (except for cause)	400,000	39,968	20,167	—
	Termination by Company for cause	—	—	—	—

(1)	Represents rates in effect as of December 31, 2010 for insurance benefits.
(2)	Represents the value of restricted stock award disclosed in the “Outstanding Equity Awards at Fiscal Year-End Table,” calculated by multiplying the number of shares accelerated by the closing price of the Company’s stock on December 31, 2010.

Outstanding Equity Awards at 2010 Fiscal Year-End

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Richard B. Stern	50,000	—	2.19	10/4/2011	100,000	(2)	22,000
Michael J. Dolan	30,000	—	0.98	8/1/2017	91,667	(3)	20,167

(1)	Market value at December 31, 2010, based on closing market price of the Company’s common stock on December 31, 2010 of $0.22 per share.
(2)	Represents the unvested portion of a restricted stock award consisting of 300,000 shares of common stock granted to Mr. Stern on April 18, 2008, which vests in three equal annual installments beginning on April 18, 2009 and is fully vested on April 18, 2011.
(3)	Represents the unvested portion of restricted stock awards consisting of 150,000 and 125,000 shares of common stock, granted to Mr. Dolan on April 18, 2008 and November 19, 2008, respectively. The awards vest in three equal annual installments beginning on April 18, 2009 and November 19, 2009, and are fully vested on April 18, 2011 and November 19, 2011, respectively.

Director Compensation

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Total ($)
Ethan S. Buyon	17,500	5,000	22,500
Thomas S. McNamara	17,500	7,500	25,000
Kenneth Paull	17,500	7,500	25,000
Michael E. Venezia	—	—	—

(1)	Messrs. Stern and Falcone have been omitted from this table as they are management members of the Board of Directors and are not separately compensated for their service on the Board of Directors.
(2)	In November 2010, the Executive Committee of the Board of Directors approved cash compensation plans for Messrs. Buyon, McNamara and Paull in recognition of their service on the Board of Directors and on individual Board Committees during 2010.
(3)	Represents the grant date fair value of the award, calculated in accordance with FASB Accounting Standard Codification 718, “Compensation-Stock Compensation,” or ASC 718. A summary of the assumptions made in the valuation of these awards is provided under Note 9 to the Company’s financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2010.

Narrative Disclosure to Director Compensation Table

On November 1, 2010, we granted restricted stock awards to Messrs. Buyon, McNamara and Paull as follows: 20,000 shares of common stock to Mr. Buyon, 30,000 shares of common stock to Mr. McNamara, and 30,000 shares of common stock to Mr. Paull. The awards vested in full on November 1, 2010.

On November 1, 2010, the Executive Committee of the Board of Directors approved the following cash compensation plans for Messrs. Buyon, McNamara and Paull in recognition of their service on the Board of Directors and on individual Board Committees during 2010 and 2011:

$17,500 compensation for service on the Board of Directors and on individual committees during 2010, payable as follows: $7,500 cash payment in November 2010; $2,500 cash payment per quarter for four consecutive quarters starting in the fourth quarter of 2010.

$20,000 annual compensation payable quarterly to Messrs. Buyon, McNamara and Paull for service as a member of the Board of Directors during 2011.

$2,500 annual compensation payable quarterly to Messrs. Buyon and McNamara for service as a member of the Audit Committee during 2011.

$2,500 annual compensation payable quarterly to Messrs. Buyon, McNamara and Paull for service as a member of the Compensation Committee during 2011.

$2,500 annual compensation payable quarterly to Mr. Paull for service as a member of the Mergers & Acquisitions Committee during 2011.

$2,500 annual compensation payable quarterly to Mr. Buyon for service as a member of the Investment Committee during 2011.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2010.

Equity Compensation Plan Information

Plan Category	Number of common shares to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of common shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)) (c)
Equity compensation plans approved by security holders:
1996 Restated Stock Incentive Plan (“1996 Plan”)
Restricted stock awards	171,667
Options	142,500	$2.20
Total 1996 Plan	314,167
Equity compensation plans not approved by security holders:
2001 Nonqualified Stock Option Plan (“2001 Plan”)
Options	—	—
2005 Omnibus Stock Incentive Plan (“Omnibus Plan”)*:
Restricted stock awards	181,666
Options	180,000	$0.28
Total Omnibus Plan	361,666		1,185,327
Total	675,833	$1.13	1,185,327

*	The Omnibus Plan is a successor plan to the 1996 Plan and the 2001 Plan.

Principal Features of the Omnibus Plan

The Omnibus Plan is administered by our Board of Directors or one or more committees established by the Board (collectively, the “Committee”). The Committee has the sole and complete authority to interpret the Omnibus Plan and make all other determinations necessary for the Omnibus Plan’s administration.

Employees and directors of the Company and its subsidiaries are eligible to receive awards under the Omnibus Plan, except that only employees are eligible to receive incentive stock options. Awards under the Omnibus Plan consist of options to purchase shares, or awards of restricted shares, of common stock made from time to time to persons selected by the Committee and based on performance criteria established by the Committee (“Awards”). Options will be granted with exercise prices equal to the fair market value of our common stock at the time of grant. If an Award expires or terminates without being exercised in full, the unpurchased or unvested shares of common stock which were subject to such Award will be available for future grants of Awards under the Omnibus Plan.

Option Awards do not permit the grantee to vote the shares of common stock underlying the options until the underlying shares have been purchased. Holders of restricted stock that has been awarded, subject to any vesting, will have all of the rights of a shareholder, including the right to vote the shares and receive dividends and other distributions. Awards are generally not transferable except by will or by the laws of descent and distribution and may be exercised during the lifetime of the participant only by the participant or his guardian or legal representative.

The Omnibus Plan is effective as of January 1, 2005 and will continue in effect, unless terminated earlier by the Board of Directors, until December 31, 2014.

PROPOSAL 2: RATIFICATION OF THE SELECTION OF FRIEDMAN LLP AS
THE COMPANY’S INDEPENDENT AUDITOR FOR THE 2011 FISCAL YEAR

The Audit Committee has appointed, and the Board has concurred subject to stockholder ratification, Friedman LLP to audit and report on the Consolidated Financial Statements of the Company and its subsidiaries for the fiscal year ending December 31, 2011. Friedman LLP served as our independent registered public accounting firm for fiscal year ended December 31, 2010.

Before making its determination on appointment, the Audit Committee carefully considers the qualifications and competence of candidates for the independent registered public accounting firm. For Friedman LLP, this has included a review of its performance in prior years, its independence and processes for maintaining independence, the key members of the audit engagement team, the firm’s approach to resolving significant accounting and auditing matters, as well as its reputation for integrity and competence in the fields of accounting and auditing.

Representatives of Friedman LLP will attend the Annual Meeting and may make a statement if they wish. They will be available to answer appropriate questions at the Annual Meeting. To pass, this proposal requires the affirmative vote of a majority of the outstanding common stock present in person or by proxy at the Annual Meeting and entitled to vote.

The Board of Directors recommends a vote FOR the proposal to ratify the selection of Friedman LLP as our independent auditor for the fiscal year ending December 31, 2011.

AUDIT COMMITTEE MATTERS

Report of the Audit Committee

In connection with the preparation of our audited financial statements for the year ended December 31, 2010, the Audit Committee:

•	reviewed and discussed the audited financial statements with management;
•	discussed with our independent registered public accounting firm the matters required to be discussed by SAS No. 61 (Codification of Statements on Auditing Standards); and
•	received the written disclosures and the letter from our independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and has discussed with our independent registered public accounting firm its independence and satisfied itself as to their independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

Audit Committee Report Submitted By: Ethan S. Buyon, Chairman Thomas S. McNamara Michael E. Venezia

PRINCIPAL ACCOUNTING FEES AND SERVICES

Friedman LLP (“Friedman”) served as our principal independent accounting firm for the fiscal years ended December 31, 2010 and 2009, to audit our consolidated financial statements.

The audit reports of Friedman on the consolidated financial statements of the Company as of and for the years ended December 31, 2010 and 2009 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2010 and 2009, there were no disagreements with Friedman on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to Friedman’s satisfaction, would have caused Friedman to make reference thereto in its reports on the Company’s financial statements for such years.

During the years ended December 31, 2010 and 2009, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

During the fiscal years ended December 31, 2010 and 2009, the Company did not consult with any other public accounting firms regarding either (i) the application of accounting principles to any completed or proposed transaction or the type of audit opinion that might be rendered on our consolidated financial statements; or (ii) any of the other matters specified in Items 304(a)(1)(iv) or (v) of Regulation S-K.

We incurred the following fees for services performed by our auditors for fiscal years 2010 and 2009:

Audit Fees:  The aggregate fees billed by Friedman for professional services rendered for the audit of our annual financial statements for the year ended December 31, 2010, for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for the periods ending March 31, 2010, June 30, 2010, and September 30, 2010, were $308,600.

The aggregate fees billed by Friedman for professional services rendered for the audit of the Company’s annual financial statements for the year ended December 31, 2009, for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for the periods ending March 31, 2009, June 30, 2009, and September 30, 2009, were $286,676.

Audit-Related Fees:  The aggregate fees billed by Friedman for audit-related services in 2010 and 2009, were $28,116 and $28,197, respectively.

Tax Fees:  The aggregate fees for tax services billed by Friedman during 2010 and 2011 were $137,486 and $104,300, respectively.

All Other Fees:  None.

The entirety of services provided by Friedman for 2010 and 2009 were provided by full-time employees of Friedman.

Exchange Act rules generally require any engagement by a public company of an accountant to provide audit or non-audit services to be pre-approved by the audit committee of that company. This pre-approval requirement is waived with respect to the provision of services other than audit, review or attest services if certain conditions as set forth in Rule 2-01(c)(7)(i)(C) under the Exchange Act are met. All of the audit-related and tax services described above were pre-approved by our Audit Committee and, therefore, were not provided pursuant to a waiver of the pre-approval requirements set forth in such rule.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Reports of all transactions in our common stock by officers, directors and principal stockholders are required to be filed with the SEC pursuant to Section 16(a) of the Exchange Act. Based solely on its review of copies of the reports received, or representations of such reporting persons, we believe that during 2010 no officers, directors or principal stockholders failed to file reports of ownership and changes of ownership on a timely basis.

STOCKHOLDER PROPOSALS

Stockholder Proposals to Be Included in the Company’s Proxy Statement

Pursuant to and subject to the requirements of Rule 14a-8 under the Exchange Act, stockholders may present proposals for inclusion in our proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals to the Company in a timely manner. In order to be included for the 2012 Annual Meeting, stockholder proposals must be received by the Company at its executive offices located at 1101 Kings Highway N, Suite G100, Cherry Hill, New Jersey 08034 no later than December 27, 2011, and must otherwise comply with the requirements of Rule 14a-8.

Stockholder Proposals Not to Be Included in the Company’s Proxy Statement

Stockholders wishing to present proposals for action at an annual meeting apart from proposals to be included in our proxy statement must do so in accordance with our Bylaws. A stockholder must give timely notice of the proposed business to the Secretary at the executive offices referred to above. To be timely, a stockholder’s notice must be in writing, delivered to or mailed and received at our principal executive offices not less than 30 days nor more than 60 days prior to that year’s annual meeting; provided, however, that in the event less than 30 days notice of the meeting is given or made to stockholders, notice by the stockholder, to be timely, must be received no later than the close of business on the tenth day following the date on which such notice of the annual meeting was mailed. For each matter the stockholder proposes to bring before the meeting, the notice to the Secretary must include (i) a brief description of the matter proposed to be brought before the meeting, (ii) the name and address, as they appear in our books, of the stockholder proposing such business, (iii) the class and number of shares of the Company that are beneficially owned by the stockholder and (iv) any material interest of the stockholder in such matter. Proxy voting on any matter brought before the meeting as set forth in this paragraph will be subject to the discretionary voting authority of the designated proxy holders.

Stockholders wishing to nominate directly candidates for election to the Board of Directors at an annual meeting must do so in accordance with our Bylaws by giving timely notice in writing to the Secretary as described above. The notice must set forth (i) the nominee’s name, age, business address and, if known, residence address, (ii) such person’s principal place of employment, (iii) the class and number of shares of stock of the corporation which are beneficially owned by such person, and (iv) any other information concerning such person that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended. The presiding officer at the annual meeting is required to determine whether any nomination was properly brought before the annual meeting in accordance with our Bylaws. If such officer determines that any person has not been properly nominated, such officer shall so declare at the meeting and any such nominee shall not be considered in the election.

STOCKHOLDER COMMUNICATIONS

The Board of Directors has established a process for stockholders to send communications to it. Stockholders who wish to communicate with the Board of Directors, or specific individual directors, may do so by directing correspondence addressed to such directors or director in care of Michael J. Dolan, the Secretary, at the principal executive offices of the Company. Such correspondence shall prominently display the fact that it is a stockholder-board communication and whether the intended recipients are all or individual members of the Board of Directors. The Secretary has been authorized to screen commercial solicitations and materials which pose security risks, are unrelated to the business or governance of the Company or are otherwise inappropriate. The Secretary shall promptly forward any and all such stockholder communications to the entire Board of Directors or the individual director as appropriate. In the alternative, stockholder correspondence can be addressed to 1101 Kings Highway N, Suite G100, Cherry Hill, New Jersey 08034, Attention: Michael J. Dolan.

OTHER MATTERS

The notice of Annual Meeting provides for transaction of such other business as may properly come before the Annual Meeting. As of the date of this proxy statement, the Board of Directors has been advised of no matters to be presented for discussion at the meeting. However, the enclosed proxy gives discretionary authority to the persons named in the proxy in the event that any other matters should be properly presented to the stockholders.

STOCKHOLDERS SHARING AN ADDRESS

Stockholders sharing an address with another stockholder may receive only one annual report or one set of proxy materials at that address unless they have provided contrary instructions. Any such stockholder who wishes to receive a separate copy of the annual report or a separate set of proxy materials now or in the future may write or call the Company to request a separate copy of these materials from: Investor Relations, 12560 N.E Marx Street, Portland, Oregon 97230; telephone number (800) 877-8762, extension 2718. We will promptly deliver a copy of the requested materials.

Similarly, stockholders sharing an address with another stockholder who have received multiple copies of the Company’s proxy materials may write to or call the above address and phone number to request delivery of a single copy of these materials.

ANNUAL REPORT ON FORM 10-K

Our Annual Report on Form-10-K, including the financial statements and management’s discussion and analysis of financial condition and results of operations for the year ended December 31, 2010, is being sent to stockholders of record as of April 15, 2011 with this proxy statement. This Annual Report on Form 10-K is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made. Stockholders may also view this proxy statement and the Company’s Annual Report on Form 10-K at http://www.cfpproxy.com/4301. Stockholders of record as of April 15, 2011, and beneficial owners of our common stock on that date, may obtain from the Company without charge additional copies of our Annual Report on Form 10-K filed with the Securities and Exchange Commission, exclusive of the exhibits thereto, by a request in writing. If requested, we will provide stockholders with copies of any exhibits to the Form 10-K upon the payment of a fee covering our reasonable expenses in furnishing the exhibits. Any requests from a beneficial owner of the Company’s common stock must set forth a good faith representation that, as of the record date for this solicitation, April 15, 2011, the person making the request was the beneficial owner of our common stock. Such written requests should be directed to us at 12560 N. E. Marx Street, Portland, Oregon 97230, Attention: Investor Relations.

REVOCABLE PROXY

ATM ACCESS to MONEY

X	**PLEASE MARK VOTES AS IN THIS EXAMPLE**

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS – June 8, 2011

The undersigned hereby appoints Richard B. Stern and Michael J. Dolan, and each of them, as proxies with full power of substitution, and authorizes them to represent and to vote on behalf of the undersigned all shares of ACCESS TO MONEY, INC. (the "Company") that the undersigned would be entitled to vote if personally present at the 2011 Annual Meeting of Stockholders of the Company to be held on June 8, 2011, and any adjournments thereof, with respect to the following:

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. IN ADDITION, THE PROXIES MAY VOTE AT THEIR DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

	For	Withhold	For All Except
1. Election of Directors:	☐	☐	☐

Douglas B. Falcone (3-year term)
Thomas S. McNamara (3-year term)

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below:

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	For	Against	Abstain
2. To ratify the selection of Friedman LLP as the Company's independent auditors for the 2011 fiscal year.	☐	☐	☐

Either or both of the proxies (or substitutes) present at the meeting may exercise all powers granted hereby.

Please be sure to date and sign this proxy card in the box below.	Date
Stockholder sign above	Co-holder (if any) sign above

Detach above card, sign, date and mail in the postage paid envelope provided.

ATM ACCESS to MONEY

PLEASE PROMPTLY SIGN, DATE & MAIL YOUR PROXY CARD

Please date and sign exactly as your name or names appear hereon. If more than one name appears, all should sign. Joint owners should each sign personally. Corporate proxies should be signed in full corporate name by an authorized officer and attested. Persons signing in a fiduciary capacity should indicate their full title and authority.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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